Exhibit 99.1 Sealed Air Corporation 2415 Cascade Pointe Blvd. Charlotte, NC 28208
Sealed Air Reports Third Quarter Results
Reinvent SEE Strategy Driving Earnings Growth; Reaffirms 2019 Earnings and FCF Outlook

•	Net Sales of $1.2 billion, up 3% as reported and 5% in constant dollars
•	Net Earnings of $80 million or EPS of $0.51, up 6%
Adjusted Net Earnings of $100 million or Adjusted EPS of $0.64, up 5%
•	Adjusted EBITDA of $241 million, up 10% as reported and 12% in constant dollars
Adjusted EBITDA margin expanded 130 basis points to 19.8% of Net Sales

CHARLOTTE, N.C., November 6, 2019 – Sealed Air Corporation (NYSE: SEE) today announced financial results for the third quarter 2019.
“Our third quarter results reflect continued strong execution of our Reinvent SEE strategy. In constant dollars, we delivered 12% Adjusted EBITDA growth on 5% higher sales with Adjusted EBITDA margin expanding 130 basis points to 19.8%,” said Ted Doheny, Sealed Air's President and CEO.
“We continue to see increased demand for our innovative and sustainable solutions across fresh food and protective packaging, which is easing top-line pressure from a slowdown in global industrial demand and currency headwinds. By accelerating sustainable innovations and driving productivity and cost efficiency across the business, we remain on track to achieve our full year 2019 earnings and free cash flow outlook. We are confident our strategy will continue to create value for SEE customers, shareholders and employees,” continued Doheny.
Unless otherwise stated, all results compare third quarter 2019 to third quarter 2018 from continuing operations. Year-over-year financial discussions present operating results from continuing operations as reported, on an organic basis and on a constant dollar basis. Organic refers to changes in unit volume and price performance and excludes acquisitions in the first year after closing, divestiture activity, and the impact of currency translation. Constant dollar refers to changes in net sales and earnings, excluding the impact of currency translation. Additionally, non-U.S. GAAP adjusted financial measures, such as Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization ("Adjusted EBITDA"), Adjusted Net Earnings, Adjusted Diluted Earnings Per Share ("Adjusted EPS") and Adjusted Tax Rate, exclude the impact of specified items ("Special Items"), such as restructuring charges, restructuring associated costs, gains and losses related to acquisition and divestiture of businesses, special tax items ("Tax Special Items") and certain infrequent or one-time items. Please refer to the supplemental information included with this press release for a reconciliation of U.S. GAAP to Non-U.S. GAAP financial measures.
Business Highlights
Food Care net sales of $730 million, as reported, were relatively unchanged versus prior year results. Currency fluctuations had a negative impact on Food Care net sales of 3%, or $20 million. On a constant dollar basis, net sales increased 3%, primarily driven by volume growth of 2% and sales from acquisitions of 1%. Organic volume increased across all regions. Overall, price had a negligible impact on Food Care sales. Adjusted EBITDA increased 10% to $160 million, with margin expansion of 190 basis points to 22%. Currency fluctuations had a $4 million unfavorable impact on Adjusted EBITDA. Adjusted EBITDA growth was driven by Reinvent SEE initiatives, including productivity improvements and restructuring savings, favorable price cost spread and higher volumes, partially offset by unfavorable currency and higher operating costs. Higher operating costs were primarily related to labor inflation, increased incentive compensation and non-material manufacturing costs.
Product Care net sales of $489 million increased 7% as reported. Currency fluctuations had a negative impact of 1%, or $5 million on Product Care net sales. On a constant dollar basis, net sales increased 8%, as a result of $56 million in sales contributions from acquisitions, primarily Automated Packaging Systems. Against continued macroeconomic headwinds, particularly in the industrial sector, organic volume declined 5% on relatively flat pricing trends. Adjusted EBITDA increased to $84 million, up 10% from $76 million. Adjusted EBITDA was negatively impacted by a $7 million non-cash inventory step-up charge associated with the Automated Packaging Systems acquisition. Adjusted EBITDA margin of 17% increased 60 basis points due to Reinvent SEE initiatives and favorable price cost spread, partially offset by lower volumes, the inventory step-up charge and higher operating costs. Higher operating costs were primarily related to labor inflation, increased incentive compensation and non-material manufacturing costs.
Third Quarter 2019 U.S. GAAP Summary
Net sales of $1.2 billion increased 3% on an as reported basis. Currency had a negative impact on total net sales of $25 million or 2%. Net earnings on an as reported basis were $80 million, or $0.51 per diluted share, which was unfavorably impacted by $20 million of Special Items, after tax. Restructuring and restructuring associated costs of $15 million, net of tax, was the largest component of Special Items. This compares to third quarter 2018 net earnings of $76 million, or $0.48 per diluted share, which was unfavorably impacted by $21 million of Special Items.
The effective tax rate in the third quarter 2019 was 22.3%, compared to 30.6% in the third quarter 2018. The third quarter 2019 effective rate was favorably impacted by the benefit of research and development tax credits related to prior periods.
Third Quarter 2019 Non-U.S. GAAP Summary
Net sales increased 5% in constant dollars reflecting organic growth in Food Care and contributions from recent acquisitions. On a constant dollar basis, sales increased 4% in North America, 5% in EMEA, 3% in Asia Pacific and 21% in South America. South America growth was driven by USD-based indexed pricing combined with a 3% increase in volume.
Adjusted EBITDA increased 10% to $241 million, compared to $219 million in 2018. Currency fluctuations had an unfavorable impact of $4 million or 2% on Adjusted EBITDA in the third quarter 2019. On a constant dollar basis, Adjusted EBITDA increased 12%. The improvement in Adjusted EBITDA was primarily due to Reinvent SEE initiatives and favorable price cost spread, partially offset by higher operating costs, lower volume and the non-cash inventory step-up charge noted above.
Adjusted earnings per diluted share was $0.64 for the third quarter 2019 compared to $0.61 in the same period a year ago. Third quarter adjusted EPS includes a negative impact of $0.04 from the Automated Packaging Systems acquisition, which is net of $0.07 in charges related to the non-cash purchase accounting items of acquired intangible amortization and the inventory step-up charge.
The Adjusted Tax Rate was 28.5% in the third quarter 2019, compared to 27.8% in the third quarter 2018.
Cash Flow and Net Debt
Cash flow provided by operating activities for the nine months ended September 30, 2019 was an inflow of $251 million, compared to an inflow of $150 million for the nine months ended September 30, 2018.
Capital expenditures were $142 million for the nine months ended September 30, 2019 versus $115 million in the nine months ended September 30, 2018, primarily driven by increased investment in Reinvent SEE initiatives and innovations to support growth. Free Cash Flow, defined as net cash provided by operating activities less capital expenditures, was an inflow of $110 million in the nine months ended September 30, 2019, compared to an inflow of $35 million in the nine months ended September 30, 2018.

Sealed Air used cash in investing activities of $453 million to fund acquisition activity largely related to Automated Packaging Systems.
Net Debt, defined as total debt less cash and cash equivalents, increased to $3.7 billion as of September 30, 2019 from $3.2 billion as of December 31, 2018. The increase in net debt is attributable to the new Term Loan A, primarily used to finance the Automated Packaging Systems acquisition.
Outlook for Full Year 2019
Sealed Air now expects net sales of approximately $4.8 billion, which represents an increase of approximately 1.5% as reported and 4.5% in constant dollars compared to 2018. This compares to the previously provided sales guidance of $4.85 billion. Acquisitions are on track to contribute $190 million, or 4% growth, of which Automated Packaging Systems will contribute approximately $120 million. The Company expects currency to have an unfavorable impact of approximately $145 million on net sales. This compares to unfavorable currency of $130 million on net sales in the previous guidance.
The Company reaffirms its 2019 outlook for Adjusted EBITDA, Adjusted EPS and Free Cash Flow. Adjusted EBITDA and Adjusted EPS are expected to remain in the range of $950 to $960 million and $2.70 to $2.80, respectively, but now includes an estimated unfavorable foreign currency impact of $30 million versus $25 million in our prior guidance. The Company continues to expect 155 million diluted average shares outstanding and an Adjusted Tax Rate of 26% for the full year 2019. Sealed Air expects Free Cash Flow to be approximately $180 million, no change from prior guidance.
Conference Call Information

Date:	Wednesday, November 6, 2019
Time:	10:00 a.m. (ET)
Webcast:	www.sealedair.com/investors

A supplemental presentation will be available on the Company’s website at www.sealedair.com/investors.
About Sealed Air
Sealed Air is in business to protect, to solve critical packaging challenges, and to leave our world better than we found it. Our portfolio of leading packaging solutions includes Cryovac® brand food packaging, Sealed Air® brand protective packaging, and Bubble Wrap® brand packaging, which collectively enable a safer, more efficient food supply chain and protect valuable goods shipped around the world. Sealed Air generated $4.7 billion in sales in 2018 and has approximately 15,500 employees who serve customers in 123 countries.

Website Information
We routinely post important information for investors on our website, www.sealedair.com, in the Investors section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.
Non-U.S. GAAP Information

In this press release and supplement, we have included several non-U.S. GAAP financial measures, including Net Debt, Adjusted Net Earnings and Adjusted EPS, net sales on an "organic" and a “constant dollar” basis, Free Cash Flow, Adjusted EBITDA and Adjusted Tax Rate, as our management believes these measures are useful to investors. We present results and guidance, adjusted to exclude the effects of Special Items and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods or prior guidance. In addition, non-U.S. GAAP measures are used by management to review and analyze our operating performance and, along with other data, as internal measures for setting annual budgets and forecasts, assessing financial performance, providing guidance and comparing our financial performance with our peers and may also be used for purposes of determining incentive compensation. The non-U.S. GAAP information has limitations as an analytical tool and should not be considered in isolation from or as a substitute for U.S. GAAP information. It does not purport to represent any similarly titled U.S. GAAP information and is not an indicator of our performance under U.S. GAAP. Non-U.S. GAAP financial measures that we present may not be comparable with similarly titled measures used by others. Investors are cautioned against placing undue reliance on these non-U.S. GAAP measures. For a reconciliation of these U.S. GAAP measures to non-U.S. GAAP measures and other important information on our use of non-U.S. GAAP financial measures, see the attached supplementary information entitled “Condensed Consolidated Statements of Cash Flows” (under the section entitled “Non-U.S. GAAP Free Cash Flow”), “Reconciliation of Net Earnings and Net Earnings Per Common Share to Non-U.S. GAAP Adjusted Net Earnings and Non-U.S. GAAP Adjusted Net Earnings Per Common Share,” “Reconciliation of Net Earnings to Non-U.S. GAAP Total Company Adjusted EBITDA,” “Components of Change in Net Sales by Segment” and “Components of Change in Net Sales by Region.” Information reconciling forward-looking U.S. GAAP measures to non-U.S. GAAP measures is not available without unreasonable effort.
We have not provided guidance for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain Special Items, including restructuring charges, gains and losses related to acquisition and divestiture of businesses, the ultimate outcome of certain legal or tax proceedings, and other unusual gains and losses. These items are uncertain, depend on various factors, and could be material to our results computed in accordance with U.S. GAAP.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition and results of operations. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements can be identified by such words as “anticipate,” “believe,” “plan,” “assume,” “could,” “should,” “estimate,” “expect,” “intend,” “potential,” “seek,” “predict,” “may,” “will” and similar references to future periods. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, expectations regarding the results of restructuring and other programs, anticipated levels of capital expenditures and expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings.
The following are important factors that we believe could cause actual results to differ materially from those in our forward-looking statements: global economic and political conditions, currency translation and devaluation effects, changes in raw material pricing and availability, competitive conditions, the success of new product offerings, consumer preferences, the effects of animal and food-related health issues, pandemics, changes in energy costs, environmental matters, the success of our restructuring activities, the success of our financial growth, profitability, cash generation and manufacturing strategies and our cost reduction and productivity efforts, changes in our credit ratings, the tax benefit associated with the Settlement agreement (as defined in our 2018 Annual Report on Form 10-K), regulatory actions and legal matters and the other information referenced in the “Risk

Factors” section appearing in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether because of new information, future developments or otherwise.

Company Contacts
Investors
Lori Chaitman
lori.chaitman@sealedair.com
516.458.4455

Media
Pam Davis
pam.davis@sealedair.com
980.833.4084

Sealed Air Corporation
Supplemental Information
Condensed Consolidated Statements of Operations(1)

	Three Months Ended September 30, (unaudited)		Nine Months Ended September 30, (unaudited)
(In USD millions, except per share data)	2019	2018	2019	2018
Net sales	$1,218.5	$1,186.2	$3,492.2	$3,472.4
Cost of sales	826.5	820.7	2,356.7	2,369.4
Gross profit	392.0	365.5	1,135.5	1,103.0
Selling, general and administrative expenses	221.6	192.1	699.9	578.9
Amortization expense of intangible assets acquired	9.5	3.6	18.5	10.9
Restructuring charges	6.9	6.6	43.6	22.3
Operating profit	154.0	163.2	373.5	490.9
Interest expense, net	(48.5)	(44.8)	(136.6)	(131.3)
Foreign currency exchange (loss) gain due to highly inflationary economies	(1.3)	0.4	(3.4)	0.4
Other (expense) income, net	(1.9)	(9.8)	1.3	(20.7)
Earnings before income tax provision	102.3	109.0	234.8	339.3
Income tax provision	22.8	33.4	65.5	388.4
Net earnings (loss) from continuing operations	79.5	75.6	169.3	(49.1)
(Loss) Gain on sale of discontinued operations, net of tax	(11.5)	3.4	(10.6)	41.9
Net earnings (loss)	$68.0	$79.0	$158.7	$(7.2)
Basic:
Continuing operations	$0.52	$0.48	$1.10	$(0.31)
Discontinued operations	(0.08)	0.02	(0.07)	0.26
Net earnings (loss) per common share - basic	$0.44	$0.50	$1.03	$(0.05)
Diluted:
Continuing operations	$0.51	$0.48	$1.09	$(0.31)
Discontinued operations	(0.07)	0.02	(0.07)	0.26
Net earnings (loss) per common share - diluted	$0.44	$0.50	$1.02	$(0.05)
Dividends per common share	$0.16	$0.16	$0.48	$0.48
Weighted average number of common shares outstanding:
Basic	154.0	157.2	154.4	160.8
Diluted	154.8	158.0	155.2	160.8

(1)
The supplementary information included in this press release for 2019 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Sealed Air Corporation
Supplemental Information
Condensed Consolidated Balance Sheets(1)

(In USD millions)	September 30, 2019 (unaudited)	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$200.0	$271.7
Trade receivables, net	449.0	473.4
Income tax receivables	43.1	58.4
Other receivables	79.6	81.3
Inventories, net	618.3	544.9
Prepaid expenses and other current assets	201.4	125.1
Total current assets	1,591.4	1,554.8
Property and equipment, net	1,115.8	1,036.2
Goodwill	2,213.1	1,947.6
Identifiable intangible assets, net	182.1	101.7
Deferred taxes	175.8	170.5
Operating lease right-of-use-assets	80.3	—
Other non-current assets	317.9	239.4
Total assets	$5,676.4	$5,050.2
Liabilities and Stockholders' Deficit
Current liabilities:
Short-term borrowings	$205.0	$232.8
Current portion of long-term debt	14.2	4.9
Current portion of operating lease liabilities	24.6	—
Accounts payable	712.7	765.0
Accrued restructuring costs	41.1	33.5
Income tax payable	22.3	23.5
Other current liabilities	482.4	428.9
Total current liabilities	1,502.3	1,488.6
Long-term debt, less current portion	3,694.0	3,236.5
Long-term operating lease liabilities, less current portion	57.4	—
Deferred taxes	20.3	20.4
Other non-current liabilities	706.5	653.3
Total liabilities	5,980.5	5,398.8
Stockholders’ deficit:
Preferred stock	—	—
Common stock	23.2	23.2
Additional paid-in capital	2,064.7	2,049.6
Retained earnings	1,919.2	1,835.5
Common stock in treasury	(3,382.4)	(3,336.5)
Accumulated other comprehensive loss, net of taxes	(928.8)	(920.4)
Total stockholders’ deficit	(304.1)	(348.6)
Total liabilities and stockholders’ deficit	$5,676.4	$5,050.2

(1)
The supplementary information included in this press release for 2019 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Calculation of Net Debt(1)

	September 30, 2019 (unaudited)	December 31, 2018
Short-term borrowings	$205.0	$232.8
Current portion of long-term debt	14.2	4.9
Long-term debt, less current portion	3,694.0	3,236.5
Total debt	3,913.2	3,474.2
Less: cash and cash equivalents	(200.0)	(271.7)
Net Debt	$3,713.2	$3,202.5

(1)
The supplementary information included in this press release for 2019 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission. Our calculation of Net Debt includes liabilities associated with our finance leases but not the liabilities associated with our operating leases.

Sealed Air Corporation
Supplemental Information
Condensed Consolidated Statements of Cash Flows(1)

	Nine Months Ended September 30, (unaudited)
(In USD millions)	2019	2018
Net earnings (loss)	$158.7	$(7.2)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities(2)	172.7	173.7
Changes in operating assets and liabilities:
Trade receivables, net	(2.5)	(31.0)
Inventories, net	(44.0)	(113.2)
Accounts payable	(56.2)	45.0
Income tax receivable/payable	16.6	55.3
Other assets and liabilities	5.9	27.4
Net cash provided by operating activities	$251.2	$150.0
Cash flows from investing activities:
Capital expenditures	(141.6)	(114.8)
Payments related to sale of business and property and equipment, net	(2.7)	(13.0)
Businesses acquired, net of cash acquired	(452.6)	(67.8)
Investment in equity investments	—	(7.5)
Investment in marketable securities	(10.3)	—
Settlement of foreign currency forward contracts	(8.2)	(5.5)
Other investing activities	—	(2.6)
Net cash used in investing activities	$(615.4)	$(211.2)
Cash flows from financing activities:
Net proceeds from borrowings	448.8	293.3
Payments of debt modification/extinguishment costs	—	(6.1)
Dividends paid on common stock	(74.4)	(79.3)
Impact of tax withholding on share-based compensation	(10.8)	(7.8)
Repurchases of common stock	(67.3)	(534.3)
Other financing activities	(0.9)	—
Net cash provided by (used in) financing activities	$295.4	$(334.2)
Effect of foreign currency exchange rate changes on cash and cash equivalents	$(2.9)	$(7.3)
Cash and cash equivalents	271.7	594.0
Restricted cash and cash equivalents	—	—
Balance, beginning of period	$271.7	$594.0
Net change during the period	$(71.7)	$(402.7)
Cash and cash equivalents	200.0	191.3
Restricted cash and cash equivalents	—	—
Balance, end of period	$200.0	$191.3

Non-U.S. GAAP Free Cash Flow:
Cash flow from operating activities	$251.2	$150.0
Capital expenditures for property and equipment	(141.6)	(114.8)
Free Cash Flow	$109.6	$35.2

Supplemental Cash Flow Information:
Interest payments, net of amounts capitalized	$138.7	$137.4
Income tax payments, net of cash refunds	$46.7	$137.5
Payments related to the sale of Diversey	$—	$44.9
Restructuring payments including associated costs	$76.9	$7.4
Non-cash items:
Transfers of shares of common stock from treasury for 2018 and 2017 profit-sharing contributions	$21.9	$23.8

(1)
The supplementary information included in this press release for 2019 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)
2019 adjustments primarily consist of depreciation and amortization of $107 million, share based compensation expense of $24 million, and profit sharing expense of $15 million. 2018 adjustments primarily consist of depreciation and amortization of $98 million, $51 million of deferred taxes, share-based compensation expense of $23 million and profit sharing expense of $16 million, partially offset by a gain on the sale of Diversey of $42 million.

Sealed Air Corporation
Supplemental Information(1)
Reconciliation of Net Earnings (Loss) and Net Earnings (Loss) Per Common Share to Non-U.S. GAAP Adjusted
Net Earnings and Non-U.S. GAAP Adjusted Net Earnings Per Common Share
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019		2018		2019		2018
(In millions, except per share data)	Net Earnings	Diluted EPS	Net Earnings	Diluted EPS	Net Earnings	Diluted EPS	Net (Loss) Earnings	Diluted EPS
U.S. GAAP net earnings (loss) and diluted EPS from continuing operations(2)	$79.5	$0.51	$75.6	$0.48	$169.3	$1.09	$(49.1)	$(0.31)
Special Items(3)	20.2	0.13	20.5	0.13	147.9	0.95	333.0	2.07
Non-U.S. GAAP adjusted net earnings and adjusted diluted EPS from continuing operations	$99.7	$0.64	$96.1	$0.61	$317.2	$2.04	$283.9	$1.76
Weighted average number of common shares outstanding - Diluted		154.8		158.0		155.2		160.8

(1)
The supplementary information included in this press release for 2019 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)	Net earnings (loss) per common share is calculated under the two-class method.

(3)	Special Items include the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share data)	2019	2018	2019	2018
Special Items:
Restructuring charges	$6.9	$6.6	$43.6	$22.3
Other restructuring associated costs(i)	12.8	0.7	50.8	2.5
Foreign currency exchange loss (gain) due to highly inflationary economies	1.3	(0.4)	3.4	(0.4)
Charges related to acquisition and divestiture activity	6.0	13.5	9.2	31.3
Charges related to the Novipax Settlement Agreement	—	—	59.0	—
Gain from class-action litigation settlement	—	—	—	(12.6)
Other Special Items(ii)	10.1	3.7	24.8	5.6
Pre-tax impact of Special Items	37.1	24.1	190.8	48.7
Tax impact of Special Items and Tax Special Items(iii)	(16.9)	(3.6)	(42.9)	284.3
Net impact of Special Items	$20.2	$20.5	$147.9	$333.0
Weighted average number of common shares outstanding - Diluted	154.8	158.0	155.2	160.8
Loss per share impact from Special Items	$(0.13)	$(0.13)	$(0.95)	$(2.07)

(i)
Other restructuring associated costs for three and nine months ended September 30, 2019, primarily relate to fees paid to third-party consultants in support of Reinvent SEE and costs related to property consolidations resulting from Reinvent SEE.

(ii)
Other Special Items for the three and nine months ended September 30, 2019, primarily included fees related to professional services, mainly legal fees, directly associated with Special Items or events that are considered one-time or infrequent in nature.

(iii)	Refer to Note 1 of the table below for a description of Special Items related to tax.

The calculation of the non-U.S. GAAP Adjusted income tax rate is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2019	2018	2019	2018
U.S. GAAP Earnings before income tax provision from continuing operations	$102.3	$109.0	$234.8	$339.3
Pre-tax impact of special items	37.1	24.1	190.8	48.7
Non-U.S. GAAP Adjusted Earnings before income tax provision from continuing operations	$139.4	$133.1	$425.6	$388.0

U.S. GAAP Income tax provision from continuing operations	$22.8	$33.4	$65.5	$388.4
Tax Special Items(1)	7.9	(1.1)	(3.8)	(295.0)
Tax impact of Special Items	9.0	4.7	46.7	10.7
Non-U.S. GAAP Adjusted Income tax provision from continuing operations	$39.7	$37.0	$108.4	$104.1

U.S. GAAP Effective income tax rate	22.3%	30.6%	27.9%	114.5%
Non-U.S. GAAP Adjusted income tax rate	28.5%	27.8%	25.5%	26.8%

(1)
For the nine months ended September 30, 2018, the Tax Special Items included $290 million of provisional tax expense for one-time tax on unrepatriated foreign earnings pursuant to the Tax Cut and Jobs Act ("TCJA").

Sealed Air Corporation
Supplemental Information(1)
Components of Change in Net Sales by Segment
(Unaudited)

	Three Months Ended September 30,
(In millions)	Food Care		Product Care		Total Company
2018 Net Sales	$727.2	61.3%	$459.0	38.7%	$1,186.2
Price	2.6	0.4%	1.9	0.4%	4.5	0.4%
Volume(2)	13.9	1.9%	(23.3)	(5.1)%	(9.4)	(0.8)%
Total organic change (Non-U.S. GAAP)(3)	16.5	2.3%	(21.4)	(4.7)%	(4.9)	(0.4)%
Acquisitions	5.5	0.7%	56.4	12.3%	61.9	5.2%
Total constant dollar change (Non-U.S. GAAP)(3)	22.0	3.0%	35.0	7.6%	57.0	4.8%
Foreign currency translation	(19.6)	(2.7)%	(5.1)	(1.1)%	(24.7)	(2.1)%
Total change (U.S. GAAP)	2.4	0.3%	29.9	6.5%	32.3	2.7%

2019 Net Sales	$729.6	59.9%	$488.9	40.1%	$1,218.5

	Nine Months Ended September 30,
(In millions)	Food Care		Product Care		Total Company
2018 Net Sales	$2,136.5	61.5%	$1,335.9	38.5%	$3,472.4
Price	33.1	1.5%	8.4	0.6%	41.5	1.2%
Volume(2)	33.4	1.6%	(53.7)	(4.0)%	(20.3)	(0.6)%
Total organic change (non-U.S. GAAP)(3)	66.5	3.1%	(45.3)	(3.4)%	21.2	0.6%
Acquisitions	8.5	0.4%	108.5	8.1%	117.0	3.4%
Total constant dollar change (non-U.S. GAAP)(3)	75.0	3.5%	63.2	4.7%	138.2	4.0%
Foreign currency translation	(90.9)	(4.2)%	(27.5)	(2.0)%	(118.4)	(3.4)%
Total change (U.S. GAAP)	(15.9)	(0.7)%	35.7	2.7%	19.8	0.6%

2019 Net Sales	$2,120.6	60.7%	$1,371.6	39.3%	$3,492.2

(1)
The supplementary information included in this press release for 2019 is preliminary and subject to change prior to the filing of our upcoming Quarterly report on Form 10-Q with the Securities and Exchange Commission.

(2)	Our volume reported above includes the net impact of changes in unit volume as well as the period-to-period change in the mix of products sold.

(3)
Total organic change is a non-U.S. GAAP financial measure which excludes acquisition and divestiture activity and the impact of foreign currency translation. Total constant dollar change is a non-U.S. GAAP financial measure which excludes the impact of foreign currency translation. Since we are a U.S. domiciled company, we translate our foreign currency denominated financial results into U.S. dollars. Due to changes in the value of foreign currencies relative to the U.S. dollar, translating our financial results from foreign currencies to U.S. dollars may result in a favorable or unfavorable impact. It is important that we consider the effects of foreign currency translation when we view our results and plan our strategies. Nonetheless, we cannot control changes in foreign currency exchange rates. Consequently, when our management looks at our financial results to measure the core performance of our business, we exclude the impact of foreign currency translation by translating our current period results at prior period foreign currency exchange rates. We also may exclude the impact of foreign currency translation when making incentive compensation determinations. As a result, our management believes that these presentations are useful internally and may be useful to our investors.

Sealed Air Corporation
Supplemental Information(1)
Components of Change in Net Sales by Region
(Unaudited)

	Three Months Ended September 30,
(In millions)	North America(2)		EMEA(2)		South America(2)		APAC(2)		Total
2018 Net Sales	$703.6	59.3%	$246.9	20.8%	$55.8	4.7%	$179.9	15.2%	$1,186.2
Price	(5.8)	(0.8)%	—	—%	10.0	17.9%	0.3	0.1%	4.5	0.4%
Volume(3)	(12.7)	(1.8)%	2.2	0.9%	1.5	2.7%	(0.4)	(0.2)%	(9.4)	(0.8)%
Total organic change (Non-U.S. GAAP)(4)	(18.5)	(2.6)%	2.2	0.9%	11.5	20.6%	(0.1)	(0.1)%	(4.9)	(0.4)%
Acquisitions	45.6	6.5%	10.5	4.2%	0.1	0.2%	5.7	3.2%	61.9	5.2%
Total constant dollar change (Non-U.S. GAAP)(4)	27.1	3.9%	12.7	5.1%	11.6	20.8%	5.6	3.1%	57.0	4.8%
Foreign currency translation	(1.3)	(0.2)%	(9.6)	(3.8)%	(9.1)	(16.3)%	(4.7)	(2.6)%	(24.7)	(2.1)%
Total change (U.S. GAAP)	25.8	3.7%	3.1	1.3%	2.5	4.5%	0.9	0.5%	32.3	2.7%

2019 Net Sales	$729.4	59.9%	$250.0	20.5%	$58.3	4.8%	$180.8	14.8%	$1,218.5

	Nine Months Ended September 30,
(In millions)	North America(2)		EMEA(2)		South America(2)		APAC(2)		Total
2018 Net Sales	$2,002.8	57.7%	$767.3	22.1%	$170.1	4.9%	$532.2	15.3%	$3,472.4
Price	0.2	—%	2.2	0.3%	38.5	22.6%	0.6	0.1%	41.5	1.2%
Volume(3)	(15.6)	(0.8)%	(2.2)	(0.3)%	4.3	2.6%	(6.8)	(1.3)%	(20.3)	(0.6)%
Total organic change (non-U.S. GAAP)(4)	(15.4)	(0.8)%	—	—%	42.8	25.2%	(6.2)	(1.2)%	21.2	0.6%
Acquisitions	88.2	4.4%	10.5	1.4%	0.1	—%	18.2	3.5%	117.0	3.4%
Total constant dollar change (non-U.S. GAAP)(4)	72.8	3.6%	10.5	1.4%	42.9	25.2%	12.0	2.3%	138.2	4.0%
Foreign currency translation	(5.4)	(0.2)%	(45.4)	(5.9)%	(43.7)	(25.7)%	(23.9)	(4.5)%	(118.4)	(3.4)%
Total change (U.S. GAAP)	67.4	3.4%	(34.9)	(4.5)%	(0.8)	(0.5)%	(11.9)	(2.2)%	19.8	0.6%

2019 Net Sales	$2,070.2	59.3%	$732.4	21.0%	$169.3	4.8%	$520.3	14.9%	$3,492.2

(1)
The supplementary information included in this press release for 2019 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)
As part of the Company's Reinvent SEE strategy, we have evaluated and adjusted our regional operating model. Effective January 1, 2019, our regions are: North America, EMEA, South America and APAC. Our North American operations includes Canada, the United States, Mexico and Central America. Mexico and Central America were previously included in Latin America. EMEA consists of Europe, Middle East, Africa and Turkey. APAC refers to our collective Asia Pacific region, including Greater China, India, Southeast Asia, Japan, Korea, Australia and New Zealand.

(3)	Our volume reported above includes the net impact of changes in unit volume as well as the period-to-period change in the mix of products sold.

(4)
Total organic change is a non-U.S. GAAP financial measure which excludes acquisition and divestiture activity and the impact of foreign currency translation. Total constant dollar change is a non-U.S. GAAP financial measure which excludes the impact of foreign currency translation. Since we are a U.S. domiciled company, we translate our foreign currency denominated financial results into U.S. dollars. Due to changes in the value of foreign currencies relative to the U.S. dollar, translating our financial results from foreign currencies to U.S. dollars may result in a favorable or unfavorable impact. It is important that we take into account the effects of foreign currency translation when we view our results and plan our strategies. Nonetheless, we cannot control changes in foreign currency exchange rates. Consequently, when our management looks at our financial results to measure the core performance of our business, we exclude the impact of foreign currency translation by translating our current period results at prior period foreign currency exchange rates. We also may exclude the impact of foreign currency translation when making incentive compensation determinations. As a result, our management believes that these presentations are useful internally and may be useful to our investors.

Sealed Air Corporation
Supplemental Information(1)
Segment Information
Reconciliation of Net Earnings to Non-U.S. GAAP Total Company Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2019	2018	2019	2018
Net Sales:
Food Care	$729.6	$727.2	$2,120.6	$2,136.5
As a % of Total Company net sales	59.9%	61.3%	60.7%	61.5%
Product Care	488.9	459.0	1,371.6	1,335.9
As a % of Total Company net sales	40.1%	38.7%	39.3%	38.5%
Total Company Net Sales	$1,218.5	$1,186.2	$3,492.2	$3,472.4

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2019	2018	2019	2018
Adjusted EBITDA from continuing operations:
Food Care	$159.6	$145.4	$458.1	$415.5
Adjusted EBITDA Margin	21.9%	20.0%	21.6%	19.4%
Product Care	84.0	76.4	243.0	233.3
Adjusted EBITDA Margin	17.2%	16.6%	17.7%	17.5%
Corporate	(2.5)	(2.9)	(7.5)	(7.6)
Non-U.S. GAAP Total Company Adjusted EBITDA from continuing operations	$241.1	$218.9	$693.6	$641.2
Adjusted EBITDA Margin	19.8%	18.5%	19.9%	18.5%

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2019	2018	2019	2018
U.S. GAAP Net earnings (loss) from continuing operations	$79.5	$75.6	$169.3	$(49.1)
Interest expense, net	48.5	44.8	136.6	131.3
Income tax provision	22.8	33.4	65.5	388.4
Depreciation and amortization, net of adjustments(2)	53.2	41.0	131.4	121.9
Special Items:
Restructuring charges(3)	6.9	6.6	43.6	22.3
Other restructuring associated costs(4)	12.8	0.7	50.8	2.5
Foreign currency exchange loss (gain) due to highly inflationary economies	1.3	(0.4)	3.4	(0.4)
Charges related to acquisition and divestiture activity	6.0	13.5	9.2	31.3
Charges related to the Novipax Settlement Agreement	—	—	59.0	—
Gain from class-action litigation settlement	—	—	—	(12.6)
Other Special Items(5)	10.1	3.7	24.8	5.6
Pre-tax impact of Special items	37.1	24.1	190.8	48.7
Non-U.S. GAAP Total Company Adjusted EBITDA from continuing operations	$241.1	$218.9	$693.6	$641.2

(1)
The supplementary information included in this press release for 2019 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)	Depreciation and amortization by segment are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2019	2018	2019	2018
Food Care	$30.6	$25.6	$81.8	$79.8
Product Care	22.7	15.5	50.7	42.5
Total Company depreciation and amortization(i)	53.3	41.1	132.5	122.3
Depreciation and amortization adjustments	(0.1)	(0.1)	(1.1)	(0.4)
Depreciation and amortization, net of adjustments	$53.2	$41.0	$131.4	$121.9

(i)
Includes share-based incentive compensation of $12.0 million and $25.2 million for the three and nine months ended September 30, 2019, respectively, and $8.3 million and $23.6 million for the three and nine months ended September 30, 2018, respectively.

(3)	Restructuring charges by segment is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2019	2018	2019	2018
Food Care	$3.9	$2.3	$26.3	$8.4
Product Care	3.0	4.3	17.3	13.9
Total Company restructuring charges	$6.9	$6.6	$43.6	$22.3

(4)
Other restructuring associated costs for three and nine months ended September 30, 2019, primarily relate to fees paid to third-party consultants in support of Reinvent SEE and costs related to property consolidations resulting from Reinvent SEE.

(5)
Other Special Items for the three and nine months ended September 30, 2019, primarily included fees related to professional services, mainly legal fees, directly associated with Special Items or events that are considered one-time or infrequent in nature.